Exhibit 21.1

Subsidiaries of CH2M HILL Companies, Ltd.

1.                                       CH2M HILL Industrial Design & Construction, Inc., an Oregon corporation

2.                                       Operations Management International, a California corporation

3.                                       CH2M HILL, Inc., a Florida corporation

4.                                       CH2M HILL Hanford, Inc., a Washington corporation

5.                                       Lockwood Greene Engineers, Inc., a Delaware corporation

6.                                       CH2M HILL Constructors, Inc., a Delaware corporation

7.                                       CH2M HILL International, Ltd., a Delaware corporation

8.                                       CH2M HILL Facilities & Infrastructure, Inc., a Delaware corporation

9.                                       CH2M HILL Canada, Inc., a Canadian corporation

10.                                 Kaiser-Hill Company, LLC, a Colorado limited liability company